UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

KKR Infrastructure Conglomerate LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56484	92-0477563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 750-8300
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 24, 2026, certain indirect subsidiaries (collectively, the “Borrowers”) of KKR Infrastructure Conglomerate LLC (the “Company”) entered into lender joinder agreements (the “Joinders”) to that certain revolving credit agreement, dated as of April 3, 2024 (as amended from time to time, the “Agreement”) with Mizuho Bank, Ltd., as joint lead arranger, administrative agent, and collateral agent, KKR Capital Markets LLC, an affiliate of the Company, as joint lead arranger, and the lenders party thereto.

Pursuant to the Joinders, the credit available to the Borrowers was increased by an aggregate of $250 million to an aggregate principal amount of $1,550 million. The Agreement continues to include an uncommitted accordion feature that allows the Borrowers to increase the commitment to up to $2.0 billion in the aggregate. The Agreement will mature on April 3, 2028, unless there is an earlier termination or an acceleration following an event of default.

Except as described above, the material terms of the Agreement remain unchanged by the Joinders.

Item 8.01.    Other Events

Declaration of Distribution

On June 29, 2026, the Company declared distributions on the following classes of the Company’s shares in the amounts per share set forth below:

Class	Net Distribution
Class I Shares	$0.3300
Class S Shares	$0.2648
Class U Shares	$0.2649
Class R Shares	$0.3300
Class D Shares	$0.3108
Class F Shares	$0.3300

The distributions for each class of shares are payable to holders of record at the close of business on June 30, 2026 and will be paid on or about July 27, 2026. The net distributions will be paid in cash or reinvested in shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR INFRASTRUCTURE CONGLOMERATE LLC

/s/ Sung Bum Cho
Date: June 29, 2026	Name: Sung Bum Cho
Title: General Counsel & Secretary
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